EXHIBIT 10.3

INDEMNITY AGREEMENT

THIS AGREEMENT is made effective as of the     th day of                      200  .

BETWEEN:

NACG HOLDINGS INC.,

- and -

NACG PREFERRED CORP.,

- and -

NORTH AMERICAN ENERGY PARTNERS INC.,

- and -

NORTH AMERICAN CONSTRUCTION GROUP INC.,

each of the above entities being a corporation incorporated under the laws of Canada, and referred to herein separately as a “Corporation” and collectively as the “Corporations”

- and -

, of the City of ,

in the              of

(the “Indemnitee”)

WHEREAS:

A. Each of the Corporations was incorporated under the provisions of the Canada Business Corporations Act (the “Act”), and each Corporation is a direct or indirect affiliate (as defined in the Act) of the other Corporations;

B. The Indemnitee has been nominated to act as a director and/or an officer of one or more of the Corporations, and he has, in conjunction with this indemnity agreement (the “Agreement”), agreed to act as a director and/or an officer of one or more of the Corporations;

C. Each Corporation acknowledges that the Indemnitee has been nominated to act as a director and/or an officer of some or all of the other Corporations, and desires to enter into this Agreement for the purpose of indemnifying the Indemnitee in respect of liabilities which he may incur in connection therewith;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants and agreements herein contained and for other good and valuable consideration (the receipt and adequacy of which is hereby acknowledged by the parties hereto), and in consideration of the Indemnitee’s consenting or continuing to act as a director and/or officer of one of more of the Corporations and any other entity as requested by a Corporation, the parties hereby agree with the others as follows:

1.	Each Corporation, jointly and severally, shall indemnify the Indemnitee and his heirs and legal representatives from and against all liabilities, obligations, costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, investigative, administrative action or other proceeding (collectively, a “Proceeding”) in which he is involved by reason of being or having been a director or officer of any one of the Corporations or, at the request of any one of the Corporations, being or having been a director or officer or acting in a similar capacity of any other entity, in each case if, for each Corporation or entity that is directly involved in a Proceeding:

(a)	he acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the Indemnitee acted as director or officer or in a similar capacity at the Corporation’s request;

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful; and

(c)	in the case of an action by or on behalf of the Corporation or other entity to procure a judgment in its favour, the Corporation obtains any approval required under the Act in respect of such indemnification.

2.	Expenses (including lawyer’s fees) incurred by the Indemnitee in defending any claim or charge made in a Proceeding shall be paid from time to time by each Corporation, on a joint and several basis, in advance of the final disposition of such action, suit or proceeding, within 14 days after receipt by the Corporation from the Indemnitee of a Statement of Undertaking in substantially the form set forth in Exhibit A, in which he (1) states that as a director or officer, he has reasonably incurred actual expenses in defending a civil, criminal, investigative, administrative or other proceeding and (2) undertakes to repay such amount if he/she does not fulfill the conditions of subsections 1(a) and (b), and (ii) in the case of an action by or on behalf of a Corporation or other entity to procure a judgment in its favour to which the Indemnitee is made a party because of his association with a Corporation or other entity, such Corporation obtains any approval(s) required therefor under the Act.

3.	Except to the extent contrary to the Act or applicable law, each Corporation, on a joint and several basis, shall indemnify the Indemnitee and his heirs and legal representatives from and against all other costs, charges losses and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any action or Proceeding to which he is made a party by reason of being a director or officer, or acting in a similar capacity, of the Corporations or, at the request of the Corporation, of any other entity.

4.	Any indemnification under Section 1 or 3 shall be made:

(a)	either by order of a court on the application of the Indemnitee or as authorized in the specific case upon a determination, in accordance with the procedures set forth in Section 7, that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth at subsections 1(a) and (b). For greater certainty, an Indemnitee may, at his option, either apply to a court to determine his rights to indemnification hereunder or may, upon complying with Section 7, require such determination to be made in accordance with Section 7.

(b)	Where the determination is to be made under Section 7, such determination shall be made by a written resolution of the majority of disinterested directors or by an Independent Counsel, as the case may be.

5.	The termination of any Proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that an Indemnitee did not act in good faith with a view to the best interest of the Corporation, and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, he/she did not have reasonable grounds for believing the conduct was lawful.

6.	For the purposes of Section 7 of this Agreement, the term “disinterested directors” means those directors of the applicable Corporation who are not full-time employees or officers of any Corporation and who are not claiming the right to indemnification being voted upon and neither were nor are a party to the Proceeding. The term “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of law related to business entities and neither contemporaneously is, nor in the five years theretofore has been, retained to represent: (1) any Corporation or Indemnitee in any matter material to either such party, (2) any other party to the Proceeding giving rise to a claim for indemnification hereunder or (3) the beneficial owner, directly or indirectly, of any equity or debt securities of any of the Corporations. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing any Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

7.	Determination of Right to Indemnification. An Indemnitee may, upon complying with this Section 7, require the disinterested directors of the Corporation or the Independent Counsel, as the case may be, to make the determination as to whether the Corporation is required to indemnify the Indemnitee in accordance with the following procedures:

7.1	Indemnitee shall submit to the board of directors of the applicable Corporation a Statement of Request for Indemnification in substantially the form set forth in

Exhibit B, in which the Indemnitee states that he has met the applicable standard of conduct set forth in subsections 1(a) and (b).

7.2	An Indemnitee’s submission of a Statement of Request for Indemnification shall create a rebuttable presumption that the Indemnitee has met the applicable standard of conduct set forth in Section 1 and, therefore, is entitled to indemnification under Section 4. The determination of the right to an indemnity under this Agreement shall be made by a written resolution of a majority of disinterested directors provided that if one half or less of the directors of such Corporation are disinterested directors, or if the Indemnitee so requests in writing at the time of his submission of his Statement of Request for Indemnification, the determination of the right to an indemnity under this Agreement shall be made by Independent Counsel as hereinafter provided. The disinterested directors of the Corporation, or the Independent Counsel, as set out at Section 7.3 below, shall determine, within the time periods contemplated by Section 7.4, that an Indemnitee is so entitled, unless it or they shall possess clear and convincing evidence to rebut the foregoing presumption, which evidence shall be disclosed to Indemnitee with particularity in a sworn written statement signed by all persons who participated in the determination and voted to deny indemnification.

7.3

If one half or more of the directors of the applicable Corporation are not disinterested directors, or if the Indemnitee so requests, the determination of the right to indemnification under this Agreement shall be made by Independent Counsel appointed by majority vote of the disinterested directors of the Corporation. If there are no disinterested directors, then the Independent Counsel shall be appointed by the chairman of the board of the applicable Corporation. In either case, such appointment shall be made as soon as practicable and, in any event, within 20 days after the delivery of the Statement of Request for Indemnification and, immediately upon such appointment, the Corporation shall give written notice to the Indemnitees (“Independent Counsel Notice”) advising them of the identity of the Independent Counsel so selected. The Corporation shall pay any and all reasonable fees and expenses of the Independent Counsel incurred by such Independent Counsel in connection with acting pursuant hereto and provide such person with appropriate indemnification, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 7.3, regardless of the manner in which such Independent Counsel was selected or appointed. The rights and obligations of the parties under this Section 7.3 shall be subject to, and shall be given effect only to the extent permitted by, applicable Law.

7.4	If the person or persons empowered or selected under this Agreement to determine whether Indemnitees are entitled to indemnification shall not have made a determination within 45 days after receipt by the Corporation of the relevant Statement of Request for Indemnification (or, if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7.3 of this Agreement, and such determination shall not have been made and delivered in written opinion within 45 days after such Independent Counsel’s being appointed), the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee(s) shall be entitled to such indemnification, absent a prohibition of such indemnification under applicable Law; provided, however, that such 45-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person making the determination with respect to entitlement to indemnification in good faith requires such additional time for obtaining or evaluating documentation and/or information relating to such determination.

7.5	In the event that the disinterested directors or the Independent Counsel, as the case may be, determine that an Indemnitee is not entitled to indemnification hereunder; or , if the Indemnitee at any time elects not to refer the matter to the disinterested directors or the Independent Counsel under this Section 7, the Indemnitee may apply to the Court to determine whether he is, in fact, entitled to indemnification hereunder and the Court’s decision in connection herewith shall be determinative of the Indemnitee’s right to indemnification pursuant to this Agreement.

8.	Each Corporation shall use its best efforts to obtain any approval required under the Act or otherwise in respect of any indemnification required to be made by it under this Agreement.

9.	Any indemnification to be made to an Indemnitee under this Agreement shall not be reduced or otherwise affected by any remuneration, benefits or privileges that he shall have received, or to which he may become entitled, at any time for acting in his capacity as a director or officer of any Corporation or any other body corporate.

10.	The indemnification and advancement of sums provided by, or granted pursuant to, this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under any agreement, vote, action or consent of shareholders, applicable law or otherwise, both as to action in the Indemnitee’s official capacity for each Corporation and as to action in another capacity while holding such offices. This Agreement is intended to provide indemnity to the Indemnitee to the fullest extent allowed under applicable law, including but not limited to statutory law and judicial decisions. Accordingly, to the extent permitted by applicable law, if the applicable law permits greater indemnity than the indemnity set forth herein, or if any amendment is made to any applicable law expanding the indemnity permissible under applicable law, the indemnity obligations contained herein automatically shall be expanded, without the necessity of action on the part of any party, to the extent necessary to provide to the Indemnitee the fullest indemnity permissible under applicable law.

11.	If (i) a Corporation is a constituent entity in an amalgamation, merger or consolidation, whether the Corporation is the resulting or surviving entity or is absorbed as a result thereof, (ii) the Corporation is converted into another type of entity, or (iii) if there is a change in control of the Corporation, or a sale or other complete disposition of all or substantially all of the assets of the Corporation, the Indemnitee shall stand in the same position under this Agreement with respect to the resulting, surviving, changed, acquiring or converted entity as the Indemnitee would have had with respect to the Corporation if its separate existence had continued or if there had been no change in the control of the Corporation or a sale or other complete disposition of all or substantially all of the assets of the Corporation.

12.

If a Corporation voluntarily decides to dissolve or to file a petition for relief under applicable bankruptcy, moratorium or similar laws, then not later than ten days prior to such disposition or filing, the Corporation shall deposit in trust for the sole and exclusive benefit of the

Indemnitee a cash amount equal to all amounts previously authorized or required to be paid to the Indemnitee hereunder, such amounts to be used to discharge the Corporation’s obligations to the Indemnitee hereunder. Any amounts in such trust not required for such purpose shall be returned to the Corporation. This Section shall not apply to the dissolution of the Corporation in connection with a transaction as to which Section 11 applies.

13.	The parties shall sign such further and other resolutions, documents and instruments, cause such meetings to be held, votes cast, special resolutions passed, by-laws enacted and documents executed, and do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable to give full effect to this Agreement.

14.	This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

15.	This Agreement shall be governed by, construed and enforced in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein. The parties hereby attorn and submit to the non-exclusive jurisdiction of the Courts of the Province of Alberta in connection with any action, suit or proceeding brought in relation to this Agreement.

16.	This Agreement may not be assigned without the written consent of all of the parties hereto, and shall enure to the benefit of and be binding upon the parties hereto, and their respective heirs, legal representatives, successors and permitted assigns.

17.	This Agreement may not be amended without the written consent of the parties hereto. This Agreement shall be effective as of the date hereof and shall remain in full force and effect until the Indemnitee no longer serves as a director or officer of any one of the Corporations or in a similar capacity with any other entity for which the Indemnitee has acted at the request of any one of the Corporations. Any termination shall not affect any obligation of each Corporation arising prior to termination in favour of the Indemnitee, including without limitation any obligation to indemnify by reason of any matter that has arisen or circumstances which have occurred prior to termination.

18.	The invalidity or unenforceability of any provision of this Agreement or any covenant herein contained shall not affect the validity or enforceability of any other provision or covenant hereof or herein contained, and the Agreement shall be construed as if such invalid or unenforceable provision or covenant were omitted.

19.	In this Agreement, where the context so required words importing number shall include the singular and plural, words importing gender shall include the masculine, feminine and neuter genders and words importing persons shall include firms and corporations and vice versa.

20.	Time shall be of the essence of this Agreement and of each and every part hereof.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement under seal as of the date first above written.

SIGNED, SEALED AND DELIVERED	)	DIRECTOR OR OFFICER
in the presence of	)
)
)
Witness	)	Name :
)

NACG HOLDINGS INC.

By:
Ron McIntosh
Director

NACG PREFERRED CORP.

By:
Ron McIntosh
Director

NORTH AMERICAN ENERGY PARTNERS INC.

By:
Ron McIntosh
Director

NORTH AMERICAN CONSTRUCTION GROUP INC.

By:
Ron McIntosh
Director

EXHIBIT A

STATEMENT OF UNDERTAKING

STATE/PROVINCE OF

COUNTY OF

I,                                              , being first duly sworn, depose and say as follows:

1. This Statement of Undertaking is submitted pursuant to the Indemnity Agreement dated                                     , between NACG Holdings Inc., NACG Preferred Corp., North American Energy Partners Inc., North American Construction Group Inc. (the “Corporations”), and me.

2. I am requesting the advancement of certain actual expenses which I have reasonably incurred in defending a civil or criminal action, suit or proceeding by reason of the fact that I am or was a director or officer of the Corporation or I am serving or have served at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

3. I hereby undertake to repay this advancement of expenses if it is ultimately determined that I am not entitled to be indemnified by the Corporation

4. I am requesting the advancement of expenses in connection with the following action, suit or proceeding.

I have executed this Statement of Undertaking on                                 .

Signature

Print Name

Subscribed and sworn to before me on                     .

Notary Public (State/Province)

My commission expires:

EXHIBIT B

STATEMENT OF REQUEST FOR INDEMNIFICATION

STATE/PROVINCE OF

COUNTY OF

I,                                              , being first duly sworn, depose and say as follows:

1. This Statement of Request for Indemnification is submitted pursuant to the Indemnity Agreement dated                                     , between NACG Holdings Inc., NACG Preferred Corp., North American Energy Partners Inc., North American Construction Group Inc. (the “Corporations”) and me.

2. I am requesting indemnification against expenses (including lawyer’s fees) and, with respect to any action not by or in the right of the Corporation, judgments, fines and amounts paid in settlement, all of which have been actually and reasonably incurred by me in connection with a certain action, suit or proceeding to which I am a party or am threatened to be made a party by reason of the fact that I am or was a director or officer of the Corporation or I am serving or have served at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

3. With respect to all matters related to any such action, suit or proceeding, I acted honestly and in good faith with a view to the best interests of the Corporation, and, with respect to any criminal or administrative action that is enforced by a monetary penalty, I had reasonable grounds to believe that my conduct was lawful.

4. I am requesting indemnification in connection with the following action, suit or proceeding.

I have executed this Statement of Request for Indemnification on                                 .

Signature

Print Name

Subscribed and sworn to before me on                     .

Notary Public (State/Province)

My commission expires: